Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Sigma Labs, Inc. of our report dated March 24, 2021, relating to our audits of the December 31, 2020 and 2019 financial statements, incorporated by reference in the Prospectus and the Prospectus Supplement, which are part of this Registration Statement.

We also consent to the references to our firm under the captions “Experts” in such Prospectus and Prospectus Supplement.

/s/ Haynie & Company
Salt Lake City, Utah
June 11, 2021